Exhibit 99.1

THE PEOPLES BANK

Knoxville, Tennessee

FINANCIAL STATEMENTS

December 31, 2017 and 2016

INDEPENDENT AUDITOR'S REPORT

Board of Directors
The Peoples Bank
Knoxville, Tennessee

Report on the Financial Statements

We have audited the accompanying financial statements of The Peoples Bank which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years then ended and the related notes to the financial statements, (collectively, financial statements).

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Peoples Bank as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Pugh & Company, P.C.

Certified Public Accountants

Knoxville, Tennessee

March 31, 2018

THE PEOPLES BANK

BALANCE SHEETS

As of December 31,	2017	2016

ASSETS
Cash and Due from Banks	$1,704,217	$1,620,473
Federal Funds Sold	612,955	8,084,770
Total Cash and Cash Equivalents	2,317,172	9,705,243

Interest-Bearing Deposits in Other Banks	1,743,000	1,743,000
Investment Securities Available for Sale, at Fair Value	6,339,708	7,456,634
Loans, Net	142,192,992	118,809,964
Investments in Restricted Stock, at Cost	689,100	321,200
Premises and Equipment, Net	1,260,815	1,287,501
Accrued Interest Receivable	533,673	417,346
Prepaid Expenses and Other	180,188	116,096
TOTAL ASSETS	$155,256,648	$139,856,984

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$20,599,803	$25,473,731
Interest Bearing	106,299,479	96,280,618
Total Deposits	126,899,282	121,754,349

Advances from Federal Home Loan Bank	13,250,000	5,000,000
Accrued Interest Payable	23,427	15,680
Deferred Income Taxes	273,093	489,046
Other	348,179	240,087
Total Liabilities	140,793,981	127,499,162

SHAREHOLDERS' EQUITY
Preferred Stock, $100 Par Value; 20,000 Shares Authorized; 0 Shares Issued and Outstanding in 2017 and 2016	—	—
Common Stock, $10 Par Value; 110,000 Shares Authorized; 102,666 Shares Issued and Outstanding in 2017 and 2016	1,026,660	1,026,660
Additional Paid-In Capital	5,279,868	5,279,868
Retained Earnings	8,074,736	5,957,294
Accumulated Other Comprehensive Income	81,403	94,000
Total Shareholders' Equity	14,462,667	12,357,822
TOTAL LIABILITIES AND EQUITY	$155,256,648	$139,856,984

The accompanying notes are an integral part of these financial statements.

THE PEOPLES BANK

STATEMENTS OF INCOME

For the Years Ended December 31,	2017	2016

INTEREST INCOME
Loans	$6,776,097	$5,474,122
Investment Securities	255,446	296,455
Federal Funds Sold	32,324	18,570
Total Interest Income	7,063,867	5,789,147

INTEREST EXPENSE
Deposits	680,005	543,844
Borrowed Funds	91,231	52,257
Total Interest Expense	771,236	596,101

NET INTEREST INCOME	6,292,631	5,193,046

PROVISION FOR LOAN LOSSES	255,422	30,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,037,209	5,163,046

NONINTEREST INCOME
Service Charges on Loans	131,850	124,925
Service Charges on Demand Deposits	118,741	117,907
Other Service Charges and Fees	24,974	27,356
Other	530,083	150,080
Total Noninterest Income	805,648	420,268

NONINTEREST EXPENSES
Salaries and Employee Benefits	2,069,613	1,678,508
Occupancy and Equipment	686,993	683,126
Legal and Professional	121,114	140,422
Data Processing	302,159	286,520
FDIC Insurance and Regulatory Fees	100,483	94,765
Loss on Foreclosed Real Estate	341	30,727
Other	424,273	381,688
Total Noninterest Expenses	3,704,976	3,295,756

INCOME BEFORE INCOME TAXES	3,137,881	2,287,558

INCOME TAXES	1,020,439	847,680

NET INCOME	$2,117,442	$1,439,878

The accompanying notes are an integral part of these financial statements.

THE PEOPLES BANK

STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31,	2017	2016

NET INCOME	$2,117,442	$1,439,878

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Securities Available for Sale:
Unrealized Gains (Losses) on Investment Securities Available for Sale	(19,085)	(85,478)

Income Taxes Related to Unrealized Gains/Losses on Investment Securities Available for Sale	6,488	29,063
Other Comprehensive Income (Loss), Net of Tax	(12,597)	(56,415)

COMPREHENSIVE INCOME	$2,104,845	$1,383,463

The accompanying notes are an integral part of these financial statements.

THE PEOPLES BANK

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Two Years Ended December 31, 2017

					Accumulated
			Additional		Other	Total
	Common	Preferred	Paid-in	Retained	Comprehensive	Shareholders'
	Stock	Stock	Capital	Earnings	Income	Equity
BALANCES, JANUARY 01, 2016	$1,025,220	$—	$5,266,090	$4,517,416	$150,415	$10,959,141

Issuance of Common Stock	1,440	—	13,778	—	—	15,218

Net Income	—	—	—	1,439,878	—	1,439,878

Other Comprehensive Loss	—	—	—	—	(56,415)	(56,415)

BALANCES, DECEMBER 31, 2016	1,026,660	—	5,279,868	5,957,294	94,000	12,357,822

Net Income	—	—	—	2,117,442	—	2,117,442

Other Comprehensive Loss	—	—	—	—	(12,597)	(12,597)

BALANCES, DECEMBER 31, 2017	$1,026,660	$—	$5,279,868	$8,074,736	$81,403	$14,462,667

The accompanying notes are an integral part of these financial statements.

THE PEOPLES BANK

STATEMENTS OF CASH FLOWS

For the Years Ended December 31,	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,117,442	$1,439,878

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Provision for Loan Losses	255,422	30,000
Depreciation	104,145	123,036
Deferred Income Taxes	(209,465)	3,912
Net Amortization/Accretion of Premiums/Discounts on Investment Securities	51,031	53,896
Write-down in Fair Value of Foreclosed Real Estate	—	14,999
Loss on Sales of Foreclosed Real Estate	—	13,125
Gain on Sales of Fixed Assets	(750)	—
(Increase) Decrease in:
Accrued Interest Receivable	(116,327)	(59,614)
Prepaid Expenses and Other Assets	(64,092)	114,792
Increase (Decrease) in:
Accrued Interest Payable	7,747	4,100
Other Liabilities	108,092	74,026
Total Adjustments	135,803	372,272
Net Cash Provided by Operating Activities	2,253,245	1,812,150

CASH FLOWS FROM INVESTING ACTIVITIES
Net Decrease in Interest-Bearing Deposits in Other Banks	—	496,000
Calls, Maturities and Prepayments of Investment Securities	1,046,810	772,136
Redemption (Purchases) of Restricted Stock	(367,900)	155,700
Net Increase in Loans	(23,648,450)	(18,578,766)
Purchases of Premises and Equipment	(77,459)	(61,832)
Proceeds from Sales of Fixed Assets	750	—
Proceeds from Sales of Foreclosed Real Estate	10,000	4,364
Net Cash Used in Investing Activities	(23,036,249)	(17,212,398)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Increase (Decrease) in:
Deposits	5,144,933	19,630,481
Advances from Federal Home Loan Bank	8,250,000	(2,000,000)
Proceeds from Issuance of Common Stock	—	15,218
Net Cash Provided by Financing Activities	13,394,933	17,645,699

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,388,071)	2,245,451

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	9,705,243	7,459,792

CASH AND CASH EQUIVALENTS AT END OF YEAR	$2,317,172	$9,705,243

Supplementary Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$763,489	$592,001
Income Taxes	$1,224,498	$847,680

Supplementary Disclosures of Non-Cash Investing Activities:
Acquisition of Foreclosed Real Estate	$10,000	$—
Sales of Foreclosed Real Estate by Origination of Loans	$—	$170,000
Change in Unrealized Gain/Loss on Investment Securities Available for Sale	$(19,085)	$(85,478)
Change in Deferred Income Taxes Associated with Unrealized Gain/Loss on Investment Securities Available for Sale	$(6,488)	$(29,063)
Change in Net Unrealized Gain/Loss on Investment Securities Available for Sale	$(12,597)	$(56,415)

The accompanying notes are an integral part of these financial statements.

THE PEOPLES BANK

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 1 - NATURE OF OPERATIONS

The Peoples Bank was incorporated for the purpose of organizing a state-chartered commercial bank. The Peoples Bank (the “Bank”) provides a variety of banking services to individuals and businesses in Southwest Virginia and East Tennessee through its offices in Lee County, Virginia and Knox County, Tennessee. Its primary deposit products are demand deposits and certificates of deposit, and its primary lending products are residential and commercial real estate mortgage, commercial business, consumer installment loans, and government guaranteed loans.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Comprehensive Income - Comprehensive income (loss) includes revenues, gains and losses that under accounting principles generally accepted in the United States of America (GAAP) are directly charged to equity. The Bank includes net unrealized gains and losses on investment securities available for sale in other comprehensive income.

Use of Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, the determination of the fair value of financial instruments, and the realization of deferred tax assets.

Reclassifications - Certain items in the 2016 financial statements have been reclassified to conform with the 2017 financial statements.

Cash and Due from Banks - Cash and due from banks includes balances in two correspondent commercial banks located in the Southeastern United States. The cash balances in these correspondent accounts were not in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits as of December 31, 2017 or 2016. The Bank also maintains cash deposits with the Federal Home Loan Bank of Atlanta, which totaled approximately $102,000 and $39,000 as of December 31, 2017 and 2016, respectively.

Federal Funds Sold - Federal funds sold consist of unsecured loans to correspondent commercial banks located in the Southeastern United States. The loans are repaid on the next business day.

Interest Bearing Deposits in Other Banks - These deposits mature at various dates through August 2020, are covered by FDIC insurance, and are carried at cost which approximates estimated fair value.

Investment Securities - The Bank has designated all of its investment securities as available for sale. Securities may be sold in response to changes in interest rates, liquidity needs, or for other purposes. These securities are carried at estimated fair value (see Note 13). Any unrealized gain or loss is reported in the statements of comprehensive income, net of any deferred income tax effect.

Interest income on investment securities includes amortization of purchase premiums or discounts and is recognized based upon the level yield method. Realized gains or losses on the sales of securities available for sale are based on the net proceeds and amortized cost of the securities sold, using the specific identification method. Declines in the fair value of securities below their cost that are other-than-temporary are reflected as realized losses. See Note 3 for additional information on investment securities.

Investments in Restricted Stock - The Bank maintains a required investment in the Federal Home Loan Bank (“FHLB”) of Atlanta. The investment in FHLB stock is in part based on the Bank’s amount of borrowings from the FHLB. The investment is carried at cost ($689,100 and $321,200 at December 31, 2017 and 2016, respectively) because it is not readily marketable and there is no established market price.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recognition of Income on Loans - Fees on loans are recognized in income when the loans are made since fees approximate the estimated direct costs of making the loans. Interest on loans is calculated using the simple interest method on the principal outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Loans are returned to accrual status when all amounts contractually due are brought current and future payments are reasonably assured. Cash payments received on impaired loans on which the accrual on interest has been discontinued are applied first to interest until current and then to principal. The Bank has adopted the amortization method for certain of its government guaranteed loans for which the Bank retains servicing. These loans recognize a servicing asset or liability that is amortized in proportion to and over the period of estimated net servicing income or net servicing loss, and assess servicing assets or liabilities for impairment or increased obligation based on fair value at each reporting date.

Allowance for Loan Losses - The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated future cash flows. Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management's estimate of credit losses inherent in the loan portfolio and the related allowance may change materially in the near term. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. See Notes 4 and 5 for more information.

Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally using the straight-line method using estimated useful lives of three to forty years.

Foreclosed Real Estate - Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less costs to sell at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other noninterest expense. Expenditures for improvements are added to the carrying amount of the property if they increase the fair value of the property. Gains on sales of foreclosed real estate that are financed by the Bank are deferred over the life of the new loan.

Advertising and Promotion - Advertising and promotion costs are expensed as incurred.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for loan losses, timing differences related to certain income and expense items, and unrealized gains and losses on investment securities available for sale. The deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. See Note 10 for additional information.

GAAP describes a two-step approach to recognizing and measuring certain tax positions. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The second step is to measure and recognize in the financial statements the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

Evaluation of Subsequent Events - Management has evaluated subsequent events through March 31, 2018, which is the date the financial statements were available to be issued and has determined that there are no subsequent events that require disclosure.

NOTE 3 - INVESTMENT SECURITIES

The amortized cost and estimated fair value of investment securities classified as available for sale are as follows:

	Investment Securities Available Sale
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2017
Debt Securities
U.S. Government Corporations and Agencies	$965,078	$40,335	$—	$1,005,413
States and Political Subdivisions	4,295,479	62,420	(9,811)	4,348,088
Mortgage-Backed Securities	955,812	30,395	—	986,207
Total Debt Securities	$6,216,369	$133,150	$(9,811)	$6,339,708

December 31, 2016
Debt Securities
U.S. Government Corporations and Agencies	$1,097,298	$41,124	$—	$1,138,422
States and Political Subdivisions	5,102,176	65,577	(10,191)	5,157,562
Mortgage-Backed Securities	1,114,736	45,914	—	1,160,650
Total Debt Securities	$7,314,210	$152,615	$(10,191)	$7,456,634

The amortized cost and estimated fair value of debt securities as of December 31, 2017 by contractual maturity are as follows:

	Available for Sale
	Amortized	Estimated
	Cost	Fair Value
Due in One Year or Less	$250,403	$254,125
Due After One Year Through Five Years	2,456,549	2,471,054
Due After Five Years Through Ten Years	1,166,485	1,192,581
Due After Ten Years	1,387,120	1,435,741
	5,260,557	5,353,501
Mortgage Backed and SBA Pooled Securities	955,812	986,207
	$6,216,369	$6,339,708

Expected maturities can differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

There were no sales of investment securities classified as available for sale during the years ended December 31, 2017 and 2016. There were no gains or losses realized by the Bank for 2017 and 2016.

NOTE 3 - INVESTMENT SECURITIES (Continued)

Investment securities with gross unrealized losses at December 31, 2017 and 2016, aggregated by investment category and length of time that individual securities have been in a continuous loss position are as follows:

	Less Than 12 Months		12 Months or Greater		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
As of December 31, 2017	Value	Losses	Value	Losses	Value	Losses
Available for Sale
States and Political Subdivisions	$1,001,864	$5,540	$515,910	$4,271	$1,517,774	$9,811
Total Temporarily Impaired Securities	$1,001,864	$5,540	$515,910	$4,271	$1,517,774	$9,811

As of December 31, 2016
Available for Sale
States and Political Subdivisions	$1,540,752	$10,191	$—	$—	$1,540,752	$10,191
Total Temporarily Impaired Securities	$1,540,752	$10,191	$—	$—	$1,540,752	$10,191

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2017, the three investment securities with unrealized losses have depreciated less than 1% from the Bank's amortized cost basis. Management monitors the ratings of obligations of states and political subdivisions on a periodic basis. These unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer's financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer's financial condition. Since management has the ability to hold these debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines in fair value of debt securities are deemed to be other than temporary in nature. Accordingly, management has not recorded any permanent write downs in the carrying values of its investment securities.

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES

The Bank provides mortgage, commercial and consumer lending services to businesses and individuals primarily in Knox County, Tennessee and Lee County, Virginia areas. A summary of loans as of December 31, 2017 and 2016 is as follows:

	2017	2016
Real Estate:
Construction and Land Development	$12,206,610	$13,200,126
Commercial Properties	38,841,428	23,828,411
Residential 1-4 Family	72,156,668	60,248,806
Total Loans Secured by Real Estate	123,204,706	97,277,343

Non-Real Estate:
Commercial and Industrial	11,114,684	15,869,429
Consumer and Other	7,664,808	6,255,138
Government Agency Guaranteed	1,912,135	858,063
	143,896,333	120,259,973
Less: Allowance for Loan Losses	(1,703,341)	(1,450,009)
Loans, Net	$142,192,992	$118,809,964

Included in consumer loans and other shown above are deposit account balances totaling approximately $29,776 which were in overdraft status as of December 31, 2017 ($11,024 in 2016).

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. These financial instruments are recorded in the financial statements when they are funded. Outstanding letters of credit were $649,300 as of December 31, 2017 ($509,169 in 2016). Unadvanced lines of credit and commitments to extend credit were $26,167,503 as of December 31, 2017 ($13,330,765 in 2016). Of the total outstanding commitments as of December 31, 2017, approximately 95% (88% in 2016) was secured, primarily by real estate.

From time to time, the Bank provides credit to its executive officers, directors, and their affiliates. Management believes that such transactions are made on the same terms as those prevailing for comparable transactions with other borrowers and do not represent more than a normal risk of collection. The outstanding balance of loans to executive officers, directors and their affiliates for the years ended December 31, 2017 and 2016 was $3,335,298 and $2,740,886, respectively.

NOTE 5 - LOAN QUALITY

Management performs a quarterly evaluation of the adequacy of the allowance for loan and lease losses (ALLL). Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, diversification of the loan portfolio, delinquency statistics, results of internal loan reviews, borrowers' actual or perceived financial and managerial strengths, the adequacy of the underlying collateral (if collateral dependent) and other relevant factors. It is management's general practice to obtain a new appraisal or asset valuation for any loan that it has rated as substandard or lower, including loans on nonaccrual of interest. Management, at its discretion, may determine that additional adjustments to the appraisal or valuation are required. Valuation adjustments will be made as necessary based on other factors including, but not limited to, the economy, maintenance and general condition of the collateral, industry, type of property/equipment/vehicle, and the knowledge management has about a particular situation. In addition, the cost to sell or liquidate the collateral is also estimated when determining the realizable value to the Bank.

Certain factors involved in the evaluation are inherently subjective, as they require material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

NOTE 5 - LOAN QUALITY (Continued)

For the purposes of calculating the ALLL, the Bank segregates its loan portfolio into the following segments based primarily on the type of supporting collateral: construction, land development and other land loans; commercial real estate; residential 1-4 family real estate; other real estate; commercial and industrial; government agency guaranteed, consumer and other loans. The construction and land development segment contains loans to individuals to construct their own homes as well as loans to contractors and developers to construct homes or buildings for resale or develop residential or commercial real estate. This segment has its own unique risk characteristics including the need to periodically inspect the property during construction to ensure the funds disbursed are used properly and the real estate held for collateral maintains its value in relation to the amount owed on it. The construction and land development segment also has risk characteristics related to the probability of eventual sale of the finished project or the ability to generate sufficient rental income to service the debt. The residential real estate segment is segregated from the commercial real estate segment due to the obvious differences in inherent risks in each of these types of properties and borrower types. Consumer loans have risk characteristics including the volatility of the collateral’s value and the inherent risk of loaning on collateral that is mobile and subject to damage without proper insurance coverage.

The analysis for determining the ALLL is consistent with guidance set forth in generally accepted accounting principles (GAAP) and the Interagency Policy Statement on the Allowance for Loan and Lease Losses. The analysis has two components: specific and general allocations. The specific component addresses specific reserves established for impaired loans. A loan is considered to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all interest and principal payments due according to the originally contracted terms of the loan agreement. Expected cash flow or collateral values discounted for market conditions and selling costs are used to establish specific allocations. Loans measured for the ALLL under the specific allocation method normally tend to be impaired construction, real estate, vehicle or unsecured loans.

The general component addresses the reserves established for pools of homogenous loans, including primarily non-classified loans. The general component includes a quantitative and qualitative analysis. The quantitative analysis includes the Bank's historical loan loss experience (weighted towards most recent periods) and other factors derived from economic and market conditions that have been determined to have an effect on the probability and magnitude of a loss. The qualitative analysis utilizes factors such as; loan volume, management characteristics, levels of nonperforming loans, results of the loan review process, specific credit concentrations, and legal and regulatory issues. Input for these factors is determined on the basis of management's observation, judgment and experience. As a result of this input, additional loss percentages can be assigned to each pool of loans.

An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Cash payments received on impaired loans on which the accrual of interest has been discontinued are applied to principal until the loans are returned to accrual status.

NOTE 5 - LOAN QUALITY (Continued)

The following table presents, by loan segment, the ALLL and changes to the ALLL for the years ended December 31, 2017 and 2016:

	Secured by Real Estate
	Construction,
	Land
	Development			Commercial		Government
(Dollars in thousands)	and Other	Commercial	Residential	and	Consumer	Agency
	Land Loans	Properties	1-4 Family	Industrial	and Other	Guaranteed	Unallocated	Total
December 31, 2017
Balance at Beginning of Year	$122	$218	$532	$101	$64	$—	$413	$1,450
Charge-offs	—	—	(23)	—	(10)	—	—	(33)
Recoveries	—	11	—	—	20	—	—	31
Provision	22	195	285	(11)	34	—	(270)	255
Balance at End of Year	$144	$424	$794	$90	$108	$—	$143	$1,703

December 31, 2016
Balance at Beginning of Year	$132	$319	$536	$103	$58	$—	$34	$1,182
Charge-offs	—	—	—	—	—	—	—	—
Recoveries	200	14	—	—	24	—	—	238
Provision	(210)	(115)	(4)	(2)	(18)	—	379	30
Balance at End of Year	$122	$218	$532	$101	$64	$—	$413	$1,450

The following tables present, by loan segment, loans that were evaluated for the ALLL under the specific reserve (individually) and those that were evaluated under the general reserve (collectively) as of December 31, 2017 and 2016:

	Secured by Real Estate
	Construction,
	Land
	Development			Commercial		Government
(Dollars in thousands)	and Other	Commercial	Residential	and	Consumer	Agency
	Land Loans	Properties	1-4 Family	Industrial	and Other	Guaranteed	Unallocated	Total
December 31, 2017
Loans Evaluated for Allowance:
Individually	$—	$—	$—	$—	$—	$—	$—	$—
Collectively	12,207	38,841	72,157	11,114	7,665	1,912	—	143,896
Total	$12,207	$38,841	$72,157	$11,114	$7,665	$1,912	$—	$143,896

Allowance Established for Loans Evaluated:
Individually	$—	$—	$—	$—	$—	$—	$—	$—
Collectively	144	424	794	90	108	—	143	1,703
Allowance at December 31, 2017	$144	$424	$794	$90	$108	$—	$143	$1,703

December 31, 2016
Loans Evaluated for Allowance:
Individually	$—	$—	$—	$—	$—	$—	$—	$—
Collectively	13,200	23,828	60,249	15,870	6,255	858	—	120,260
Total	$13,200	$23,828	$60,249	$15,870	$6,255	$858	$—	$120,260

Allowance Established for Loans Evaluated:
Individually	$—	$—	$—	$—	$—	$—	$—	$—
Collectively	122	218	532	101	64	—	413	1,450
Allowance at December 31, 2016	$122	$218	$532	$101	$64	$—	$413	$1,450

NOTE 5 - LOAN QUALITY (Continued)

The Bank did not have any loans as of December 31, 2017 and 2016 for which management deemed it necessary to individually evaluate for impairment.

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. Loans classified as substandard or management watch are reviewed regularly by the Bank to determine if appropriately classified or to determine if the loan is impaired. The Bank’s loan portfolio is reviewed for credit quality with samples being selected based on loan size, credit grades, etc., to ensure that the Bank’s management is properly applying credit risk management processes.

Loans excluded from the scope of the annual review process are generally classified as pass credit until: (a) they become past due; (b) management becomes aware of deterioration in the credit worthiness of the borrower; or (c) the customer contacts the Bank for a modification. In these circumstances, the customer relationship is specifically evaluated for potential classification as to special mention, substandard or doubtful, or could even be considered for charge-off. The Bank uses the following definitions for risk ratings:

Pass – Strong credit with no existing or known potential weaknesses deserving management’s close attention.

Management Watch – Loans included in this category are currently protected but are potentially weak. These loans constitute an undue and unwarranted credit risk but do not presently expose the Bank to a sufficient degree of risk to warrant adverse classification. As a general rule, for the purpose of calculating a loan loss reserve, loans in this category will have the historical loss reserve percentage applied and will remain in a pool with loans that are considered acceptable or better when determining the general valuation reserves. Loans classified as special mention have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard – Substandard loans are inadequately protected by the current net worth and financial capacity of the borrower or of the collateral pledged, if any. The borrower or guarantor is unwilling or unable to meet loan terms or loan covenants for the foreseeable future.

Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full highly questionable or improbable, based on currently existing facts, condition, and values.

Loss – Loans classified as losses are uncollectible or no longer a bankable asset. This classification does not mean that the asset has absolutely no recoverable value. Certain salvage value is inherent in these loans. Nevertheless, it is not practical or desirable to defer writing off a portion or whole of a perceived asset even though partial recovery may be collected in the future.

NOTE 5 - LOAN QUALITY (Continued)

The following table shows the Bank’s credit quality indicators by type of loan:

(Dollars in thousands)		Management			Total
	Pass	Watch	Substandard	Doubtful	Loans
As of December 31, 2017
Construction and Land Development	$11,968	$215	$24	$—	$12,207
Commercial Properties	37,411	1,430	—	—	38,841
Residential	69,266	2,824	67	—	72,157
Commercial and Industrial	11,053	62	—	—	11,115
Consumer and Other	6,923	740	2	—	7,665
Government Agency Guaranteed	1,912	—	—	—	1,912
Total	$138,532	$5,271	$93	$—	$143,896

As of December 31, 2016
Construction and Land Development	$12,975	$225	$—	$—	$13,200
Commercial Properties	23,757	71	—	—	23,828
Residential	59,897	126	226	—	60,249
Commercial and Industrial	15,804	65	—	—	15,869
Consumer and Other	6,222	—	33	—	6,255
Government Agency Guaranteed	858	—	—	—	858
Total	$119,514	$487	$259	$—	$120,260

NOTE 5 - LOAN QUALITY (Continued)

The following table provides an aging analysis of the Bank’s loans as of December 31, 2017 and 2016:

(Dollars in thousands)		Past Due Loans			Non-	Total
	Current	30-89 Days	90 + Days	Total	Accrual	Loans
December 31, 2017
Construction and Land Development
1-4 Family Residential	$1,825	$—	$—	$—	$—	$1,825
Other and Land Loans	10,382	—	—	—	—	10,382
Total	12,207	—	—	—	—	12,207

Commercial Properties
Secured by Owner-Occupied Nonfarm Nonresidential Properties	29,990	—	—	—	—	29,990
Secured by Other Nonfarm Nonresidential Properties	8,851	—	—	—	—	8,851
Total	38,841	—	—	—	—	38,841

Residential and Other Properties
Secured by Farmland	883	122	—	122	24	1,029
1-4 Family Secured by First Liens	67,370	—	—	—	67	67,437
1-4 Family Secured by Junior Liens	369	27	—	27	—	396
Multifamily Residential Properties	3,295	—	—	—	—	3,295
Total	71,917	149	—	149	91	72,157

Commercial and Industrial	11,114	—	—	—	—	11,114

Consumer Loans and Other
Automobile Loans	369	12	—	12	—	381
Other	7,284	—	—	—	—	7,284
Total	7,653	12	—	12	—	7,665

Government Agency Guaranteed	1,912	—	—	—	—	1,912
Total	$143,644	$161	$—	$161	$91	$143,896

December 31, 2016
Construction and Land Development
1-4 Family Residential	$6,144	$—	$—	$—	$—	$6,144
Other and Land Loans	7,056	—	—	—	—	7,056
Total	13,200	—	—	—	—	13,200

Commercial Properties
Secured by Owner-Occupied Nonfarm Nonresidential Properties	14,726	—	—	—	—	14,726
Secured by Other Nonfarm Nonresidential Properties	9,102	—	—	—	—	9,102
Total	23,828	—	—	—	—	23,828

Residential and Other Properties
Secured by Farmland	757	—	—	—	30	787
1-4 Family Secured by First Liens	56,021	167	—	167	80	56,268
1-4 Family Secured by Junior Liens	523	30	—	30	—	553
Multifamily Residential Properties	2,641	—	—	—	—	2,641
Total	59,942	197	—	197	110	60,249

Commercial and Industrial	15,870	—	—	—	—	15,870

Consumer Loans and Other
Automobile Loans	288	—	—	—	—	288
Other	5,938	—	—	—	29	5,967
Total	6,226	—	—	—	29	6,255

Government Agency Guaranteed	858	—	—	—	—	858
Total	$119,924	$197	$—	$197	$139	$120,260

NOTE 5 - LOAN QUALITY (Continued)

Certain loan modifications are considered troubled debt restructurings (TDRs) when the Bank, for economic or legal reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider. The Bank uses various restructuring techniques, including, but not limited to, deferral of past due interest or principal, reduction of interest rates (but not below the current market rate for loans with similar risk characteristics), extending maturities and modification of amortization schedules. The Bank typically does not forgive principal balances or past due interest prior to pay off or surrender of the collateral. Loans considered to be TDRs are classified as impaired loans for purposes of determination of the allowance for loans losses, until the Bank determines the loans are performing based on terms specified by the restructuring agreements. The allowance for these loans is calculated in the same manner as other impaired loans, as described above. As of December 31, 2017 and 2016, the Bank had no commitments to lend additional funds to borrowers whose loan terms have been modified as TDRs. Additionally, for the years ended December 31, 2017 and 2016, the Bank had no loans restructured as a TDR which subsequently defaulted on its modified terms. The Bank did not have any modified loans classified as troubled debt restructurings during the years ended December 31, 2017 and 2016.

NOTE 6 - PREMISES AND EQUIPMENT

A summary of premises and equipment is as follows:

	2017	2016
Land	$225,482	$225,482
Buildings	1,490,998	1,469,413
Leasehold Improvements	239,109	239,109
Furniture, Fixtures, and Equipment	1,374,239	1,334,187
	3,329,828	3,268,191
Less Accumulated Depreciation	(2,069,013)	(1,980,690)
	$1,260,815	$1,287,501

Depreciation expense was $104,145 and $123,036 for the years ended December 31, 2017 and 2016, respectively.

NOTE 7 - FORECLOSED REAL ESTATE

A summary of foreclosed real estate activity for the years ended December 31, 2017 and 2016 is as follows:

	2017	2016
Balance at Beginning of Year	$1	$202,489
Transfers from Loans	10,000	—
Write-downs of Foreclosed Real Estate	—	(14,999)
Foreclosed Real Estate Sold	(10,000)	(187,489)
Balance at End of Year	$1	$1

Expenses applicable to foreclosed real estate for the year ended December 31, 2017 and 2016 are as follows:

	2017	2016
Net (Gain) Loss on Sales	$—	$13,125
Write-downs of Foreclosed Real Estate	—	14,999
Operating Expenses, Net of Rental Income	341	2,603
	$341	$30,727

NOTE 8 - DEPOSITS

A summary of deposits is as follows:

	2017	2016
Demand Deposits:
Noninterest-Bearing Accounts	$20,599,803	$25,473,731
NOW and MMDA Accounts	52,063,862	44,731,475
Savings Accounts	4,599,537	9,545,661
Total Demand Deposits	77,263,202	79,750,867
Term Deposits:
Less Than $250,000	26,278,758	24,651,940
$250,000 or More	14,026,322	13,055,542
Brokered Certificates of Deposit	9,331,000	4,296,000
Total Term Deposits	49,636,080	42,003,482
	$126,899,282	$121,754,349

As of December 31, 2017, the scheduled maturities of term deposits are as follows:

2018	$41,921,741
2019	6,812,276
2020	869,167
2021	28,588
2022	4,308
$49,636,080

NOTE 9 - BORROWED FUNDS

Advances from Federal Home Loan Bank

The Bank has obtained advances from the Federal Home Bank of Atlanta (FHLB). Advances totaled $13,250,000 at December 31, 2017 ($5,000,000 in 2016). The unpaid advances as of December 31, 2017 have stated rates of 1.45% to 1.59% with maturities in 2018. Pursuant to a collateral agreement with the FHLB, advances are secured by the Bank’s FHLB stock and qualifying first mortgage loans secured by residential real estate.

Federal Funds Purchased and Federal Reserve Borrowings

The Bank maintains a federal funds line of credit with three of its correspondent commercial banks. These lines allow for total borrowings up to a maximum of $8,250,000. Advances are repaid on the next business day with interest. There were no borrowings outstanding on these lines at December 31, 2017 and 2016.

NOTE 10 - INCOME TAXES (BENEFIT)

The Bank files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Bank has not accrued or expensed any amounts for interest or penalties associated with income taxes for the years ended December 31, 2017 and 2016. With few exceptions, the Bank is no longer subject to examinations by tax authorities for years before 2014. Income taxes (benefit) as shown in the statements of operations differ from the amount computed using the statutory federal income tax rate due to state excise tax expense and the adjustment of deferred tax assets and liabilities due to the tax law change in 2017.

Income taxes (benefit) consist of:

	2017	2016
Current (Benefit)	$1,229,904	$843,768
Deferred (Benefit)	(209,465)	3,912
	$1,020,439	$847,680

NOTE 10 - INCOME TAXES (BENEFIT) (Continued)

The tax effect of each type of temporary difference that gives rise to deferred tax assets and liabilities is as follows:

	2017	2016
Deferred Tax Assets:
Interest on Nonaccrual Loans	$2,308	$2,567
OREO Writedowns	5,675	5,675
Other	12,826	16,580
Total Deferred Tax Assets	20,809	24,822

Deferred Tax Liabilities:
Allowance for Loan Losses	150,536	318,990
Depreciation	52,852	82,373
Unrealized Gains on Investment Securities Available for Sale	76,458	98,715
Prepaid Expenses and Other	14,056	13,790
Total Deferred Tax Liabilities	293,902	513,868
Net Deferred Tax Assets (Liabilities)	$(273,093)	$(489,046)

On December 22, 2017, the Tax Cuts and Jobs Act was signed into law. This legislation reduces the federal corporate tax rate from 34% to 21% for tax years beginning after December 31, 2017. In accordance with GAAP, the Bank has accounted for the effects of this reduction in the tax rate in the period of enactment. As a result, the Bank’s deferred tax assets and liabilities as of December 31, 2017 have been adjusted to reflect the effect of the change in enacted tax rates, resulting in a deferred tax benefit of $114,090 for the year ending December 31, 2017.

NOTE 11 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items, as calculated under regulatory accounting practices The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulatory capital standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 Capital (as defined in the regulations) to Risk-Weighted Assets (as defined), Common Equity Tier 1 Capital (as defined) to Total Risk-Weighted Assets (as defined), and of Tier 1 Capital (as defined) to Average Assets (as defined). Management believes, as of December 31, 2017, that the Bank meets all capital adequacy requirements to which they are subject.

As of December 31, 2017 and December 31, 2016, the Bank is categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total Risk-Based, Tier I Risk-Based, Common Equity Tier 1 Risk-Based Capital, and Tier I Leverage ratios as set forth in the table below. There are no conditions or events since that date that management believes have changed the Bank’s category.

The Bank must also maintain a capital conservation buffer consisting of additional Common Equity Tier 1 capital greater than 1.25% of risk-weighted assets above the required minimum risk-based capital levels in order to avoid limitations on distributions, including dividend payments, and certain discretionary bonuses to executive officers. The capital conservation buffer requirement began to phase in on January 1, 2016 when a buffer greater than 0.6250% of risk-weighted assets was required, which amount increases each year until the buffer requirement is fully implemented on January 1, 2019. At December 31, 2017, the Bank continued to exceed the minimum required capital ratios applicable to them under the capital adequacy guidelines.

NOTE 11 - REGULATORY MATTERS (Continued)

The Bank's actual capital amounts and ratios as of December 31, 2017 and December 31, 2016 are also presented in the following table. All dollar amounts are in thousands of dollars.

			To Comply With		To Be Well
			Absolute		Capitalized Under
			Minimum Capital		Prompt Corrective
	Actual		Requirements		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2017
Total Capital (To Risk-Weighted Assets)	$15,963	12.63%	$10,110	8.00%	$12,638	10.00%
Common Equity Tier I Capital (To Risk-Weighted Assets)	$14,382	11.38%	$5,687	4.50%	$8,214	6.50%
Tier I Capital (to Risk-Weighted Assets)	$14,382	11.38%	$7,583	6.00%	$10,110	8.00%
Tier I Capital (to Average Assets)	$14,382	9.37%	$6,143	4.00%	$7,678	5.00%

As of December 31, 2016
Total Capital (To Risk-Weighted Assets)	$13,524	13.44%	$8,052	8.00%	$10,065	10.00%
Common Equity Tier I Capital (To Risk-Weighted Assets)	$12,264	12.19%	$4,529	4.50%	$6,542	6.50%
Tier I Capital (to Risk-Weighted Assets)	$12,264	12.19%	$6,039	6.00%	$8,052	8.00%
Tier I Capital (to Average Assets)	$12,264	8.90%	$4,132	4.00%	$6,887	5.00%

NOTE 12 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

The Bank's primary business activity is with customers located within east Tennessee and southwest Virginia. As of December 31, 2017, the Bank had concentrations of loans secured by commercial properties and residential and other properties. The usual risk associated with such concentrations is generally mitigated by being spread over several hundred unrelated borrowers and by adequate loan to collateral value ratios. Investments in obligations of states and political subdivisions involve state and local governmental entities within the United States.

NOTE 13 - FAIR VALUE DISCLOSURES

GAAP permits the measurement of selected eligible financial instruments at fair value at specified election dates. The Bank has not elected to adopt the fair value option for any financial instruments. In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The Bank adopted this guidance which allows the elimination of fair value disclosures associated with financial instruments that are not carried at fair value. The other provisions within the guidance did not have any impact on the Bank’s financial statements. However, other accounting pronouncements require the Bank to measure certain assets and liabilities at fair value as discussed below.

NOTE 13 - FAIR VALUE DISCLOSURES (Continued)

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. GAAP describes three levels of inputs that may be used to measure fair value:

Level 1:

Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. An active market for the asset and liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or the liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3:

Inputs are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

A description of valuation methodologies used for assets and liabilities recorded at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is shown below. The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Investment Securities Available-for-Sale - Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement for most of these securities is based upon quoted prices of like or similar securities, utilizing Level 2 inputs. These measurements are obtained from a service provider who considers observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the securities’ terms and conditions, among other things.

Impaired Loans - The Bank does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired in accordance with GAAP and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. The fair value of individually identified impaired loans is measured based on the present value of expected payments or the collateral value if the loan is collateral dependent. Impaired loans are classified within Level 3 of the valuation hierarchy.

Foreclosed Real Estate - Foreclosed real estate is recorded at fair value on a nonrecurring basis. Fair value measurement is based on management’s estimate of the amount that will be realized when the property is sold and is classified within Level 3 of the valuation hierarchy.

NOTE 13 - FAIR VALUE DISCLOSURES (Continued)

Financial Assets Recorded at Fair Value on a Recurring Basis

Below is a table that presents information about certain assets and liabilities measured at fair value on a recurring basis:

		Fair Value Measurements Using
		Quoted Prices	Significant
		in Active	Other	Significant
	Carrying	Market for	Observable	Unobservable
	Amount in the	Identical Assets	Inputs	Inputs
	Balance Sheet	(Level 1)	(Level 2)	(Level 3)
As of December 31, 2017
U.S. Government Corporations and Agencies	$1,005,413	$—	$1,005,413	$—
States and Political Subdivisions	4,348,088	—	4,348,088	—
Mortgage-Backed Securities	986,207	—	986,207	—
Investment Securities Available for Sale	$6,339,708	$—	$6,339,708	$—

As of December 31, 2016
U.S. Government Corporations and Agencies	$1,138,422	$—	$1,138,422	$—
States and Political Subdivisions	5,157,562	—	5,157,562	—
Mortgage-Backed Securities	1,160,650	—	1,160,650	—
Investment Securities Available for Sale	$7,456,634	$—	$7,456,634	$—

Assets Recorded at Fair Value on a Nonrecurring Basis

The Bank may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with GAAP. These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period. Assets measured at fair value on a nonrecurring basis are included in the table below.

Fair Value Measurements Using
		Quoted Prices	Significant
		in Active	Other	Significant
	Carrying	Market for	Observable	Unobservable
	Amount in the	Identical Assets	Inputs	Inputs
	Balance Sheet	(Level 1)	(Level 2)	(Level 3)
As of December 31, 2017
Impaired Loans, Net of Allocated Allowance	$—	$—	$—	$—
Foreclosed Real Estate	—	—	—	—
	$—	$—	$—	$—

As of December 31, 2016
Impaired Loans, Net of Allocated Allowance	$—	$—	$—	$—
Foreclosed Real Estate	—	—	—	—
	$—	$—	$—	$—

NOTE 14 - COMMITMENTS AND CONTINGENCIES

The Bank is subject to litigation and claims arising in the ordinary course of business. Management evaluates these contingencies based on the information currently available, including advice of counsel and assessment of available insurance coverage.

NOTE 15 - LEASE COMMITMENTS / RELATED ENTITIES

The Bank has a lease agreement with Emory Road Property Partnership (a related entity consisting of certain stockholders) to rent property and a building for its branch location in Powell, Tennessee. The initial lease term is for five years commencing on October 16, 2006. The lease contains an option to extend the lease for three additional terms of five years each. During 2012, the Bank renegotiated this lease effective April 1, 2012 for an initial five year term with three additional terms of five years each.

The Bank also has a lease agreement with Tracy Thompson (Chief Executive Officer and one of the principal stockholders) to rent property and a building for its branch location in Knoxville, Tennessee. The initial lease term is for five years commencing on November 1, 2012. During 2017, the Bank renewed this lease effective November 1, 2017 for an additional five year term.

Rent expense was $350,918 and $344,035, respectively for the years ended December 31, 2017 and 2016.

Future minimum rental payments under these operating leases include an estimate of future lease payments for the Powell branch assuming renewal options are exercised for the two remaining five-year terms and an increase in the agreed upon rate of 2.0% per year. The estimated payments as of December 31, 2017 are as follows:

2018	$357,936
2019	365,095
2020	372,397
2021	379,845
2022	387,442
Thereafter	1,695,854